SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 11, 2005, World Wrestling Entertainment, Inc. (the “Company”) and Joel Simon entered into an Employment Agreement (the “Agreement”) in connection with his employment by the Company as President of WWE Films, effective May 20, 2005. The Agreement has a term of two years, unless earlier terminated. Under the Agreement, Mr. Simon will be paid an annual base salary of $425,000 for the first year of the term and $500,000 for the second year and will be eligible for annual discretionary bonuses. Mr. Simon will be entitled to participate in the Company’s health, life, disability, retirement, pension, group insurance and similar plans for senior executives upon the respective terms of those plans. The Agreement also provides for a grant to Mr. Simon of 25,000 restricted stock units of the Company, which grant was made in September 2005. In addition, Mr. Simon will receive specified percentages of certain fees and monies received by the Company in connection with film, television and direct-to-video projects developed and produced for the Company by WWE Films (“WWE Films Projects”).
     The Agreement generally terminates without breach by any party in the event of Mr. Simon’s death or disability. If the Company terminates the Agreement for Cause (as defined in the Agreement), the Company will have no further obligation to make payments under the Agreement other than (i) amounts due, accrued or payable as of the date of termination (“Accrued Amounts”); and (ii) vested benefits under any employee benefit or pension plan, if the benefits are permitted to be retained under the terms of the plan in the event of such a termination (“Vested Benefits”). If the Company terminates the Agreement other than for Cause, Mr. Simon will be entitled to (i) Accrued Amounts; (ii) his then current base salary for (A) 12 months after the date of termination, if the termination occurs on or before May 19, 2006, or (B) the remainder of the term of the Agreement, if the termination occurs on or after May 20, 2006; (iii) amounts to which he otherwise would be entitled with respect to WWE Films Projects put into development prior to the termination (“WWE Films Project Amounts”); and (iii) Vested Benefits. Mr. Simon may terminate the Agreement at any time if the Company fails to make required payments and fails to cure the breach within specified periods. In the event of such a termination, Mr. Simon would be entitled to receive from the Company (i) Accrued Amounts; (ii) WWE Films Project Amounts; (iii) Vested Benefits; and (iv) his then current base salary for (A) a period of 12 months after the date of termination, if the termination occurs on or before May 19, 2006 or (B) the remainder of the term of the Agreement, if the termination occurs on or after May 20, 2006.
     The foregoing is a summary of the material terms of the Agreement and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits
10.1	Employment Agreement dated as of May 20, 2005, by and between World Wrestling Entertainment, Inc. and Joel Simon (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

	By:	/s/ Michael Sileck

Michael Sileck
Chief Financial Officer

Dated: November 14, 2005